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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 26, 2000



                          Commission File Number 1-5097



                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)



               Wisconsin                                 39-0380010
       (State of Incorporation)             (I.R.S. Employer Identification No.)



        5757 N. Green Bay Avenue
              P.O. Box 591
          Milwaukee, Wisconsin                             53201
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (414) 228-1200
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ITEM 5 OTHER EVENTS
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Johnson Controls wishes to take advantage of the "safe harbor" provisions of the
Private Securities Litigation Reform Act of 1995 by filing this Form 8-K. By filing this form, Johnson Controls wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, Johnson Controls' actual results and could cause its actual consolidated results for the current period, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Johnson Controls.

CHANGES IN THE MARKETPLACE

     A significant decline in the automobile production rate in the US, Europe, South America and/or Asia/Pacific Rim region; changes in automobile battery supply contracts with Johnson Controls' major customers; restrictions placed upon automobile manufacturers which limit their ability to subcontract for component parts, such as collective bargaining agreements and union negotiations; cyclicality of the automobile parts industry; a significant decline in the construction of new commercial buildings requiring interior control systems; major changes in energy costs or governmental regulations that would decrease the incentive for customers to update or improve their interior control systems; impact of weather on demand for interior control products; decline in the outsourcing of facility management; privatization of facility management of government facilities

CHANGES IN LABOR FORCE

     The effects of labor strikes, work stoppages, or other interruptions; difficulties in securing laborers in major markets where the corporation purchases material, components, and supplies or where the company's products are produced, distributed or sold

CHANGES IN COMPETITION

     Increased pressure to change the selling price for Johnson Controls' products with resulting effects on margins; increased entries of new competitors into markets; Johnson Controls' continued ability to remain a Tier 1 supplier to the automobile industry

CHANGES IN COMPANY STRUCTURE

     Start-up expenses incurred by expanding the company, including inefficiencies and delays; overcapacity of the production plants in the industries in which Johnson Controls operates; underutilization of plants and factories, including plant expansions, resulting in production inefficiencies and higher costs; Johnson Controls' continued ability to achieve cost reduction targets; amount, rate and growth in Johnson Controls' selling, general and administrative expenses; impact of unusual items resulting from on-going evaluations of business strategies, asset valuations, acquisitions, divestitures and organizational structures

CHANGES IN POLITICAL ENVIRONMENT

     Effects stemming from changes in trade policies, laws, regulations, activities of governmental agencies, monetary policies, fiscal policies, and other social economic conditions such as trade restrictions or prohibitions; inflation and other monetary fluctuations; import and other charges or taxes; the ability of Johnson Controls to obtain, or hedge against foreign exchange rates and fluctuations in those rates; the existence of unstable governments and legal systems which may impact Johnson Controls' continuity of business and ability to obtain authorizations and licensing; possible effects new legislation, specifically including the recent Transportation Recall Enhancement Accountability and Documentation Act (TREAD) and associated rulemaking

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CHANGES IN LEGAL PROCEEDINGS

     The costs and other effects of legal and administrative cases and proceedings (whether civil, such as environmental and product-related, or criminal), settlements, investigations, claims, and changes in those items; the costs associated with any recalls for products manufactured by Johnson Controls; developments or assertions by or against Johnson Controls relating to intellectual property rights and intellectual property licenses; adoption of new or updated accounting policies and practices

CHANGES IN ECONOMY

     Persistence of long-term economic uncertainty in Asia and other emerging markets in which Johnson Controls competes; other economic changes that may effect the adequacy of cash flows from operations to cover capital recourses and debt


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant as duly caused this report to be to be signed on its behalf by the undersigned hereunto duly authorized.

                                              JOHNSON CONTROLS


                                              BY: Stephen A. Roell
                                                  Senior Vice President and
                                                  Chief Financial Officer

Date: 10/26/00

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